                    CERTIFICATION PURSUANT TO

                     18 U.S.C. SECTION 1350,

                      AS ADOPTED PURSUANT TO

          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Zaldiva, Inc. (the "Company") on Form 10-KSB-A2 for the fiscal year ending September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), we, Nicole Leigh van Coller, President, and Christopher R. Ebersole, CFO of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

     (1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: 7-11-07                         /s/Nicole Leigh van Coller

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                                       Nicole Leigh van Coller

                                       President

Dated: 7-11-07                        /s/Christopher R. Ebersole

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                                       Christopher R. Ebersole

                                       CFO